EXHIBIT 23.1
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             CONSENT AND ACKNOWLEDGEMENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of American Medical Alert Corp. ("AMAC") of our report dated March 14, 2002, relating to the consolidated financial statements which appears in AMAC's Annual Report to shareholders on Form 10-KSB for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We acknowledge the incorporation by reference in this Registration Statement on Form S-3 of AMAC of our report dated May 8, 2002, included as an exhibit to the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.


/s/ Margolin, Winer & Evens LLP
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MARGOLIN, WINER & EVENS LLP
Garden City, New York
May 29, 2002